UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 3, 2018

Date of Report (Date of earliest event reported)

AGRO CAPITAL MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-185928	33-1230673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Reitler Kailas & Rosenblatt LLC 885 Third Ave., 20th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 209-3050

Registrant’s telephone number, including area code

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On December 3, 2018, Agro Capital Management Corp. (the “Company”) received a written letter of resignation from Badurul Hisam Bin Samsuddin stating that he resigned, effective immediately from his position as Chief Executive Officer of the Company as well as his position on the Board of Directors (the “Board”) of the Company. Mr. Samsuddin resigned to pursue other business opportunities and not as a result of any dispute or disagreement with us.

(d) On December 3, 2018, the Board appointed Michael Marcus Liew as the Chief Executive Officer of the Company. Mr. Liew is currently a director of the Company.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, the Company’s expectations regarding future financial performance and liquidity, its long-term strategy, restructuring and other initiatives, and future operations or operating results. These statements often can be identified by the use of terms such as "may," “should," “could,” will," "expect," "believe," “planned, "anticipate," "estimate," “project,” “intend,” “forecast,” "approximate" or "continue," or similar expressions. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the Company cannot assure that actual results will not differ materially from its expectations. The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRO CAPITAL MANAGEMENT CORP. DATE: February 19, 2019

By:	/s/ Michael Marcus Liew
Name:	Michael Marcus Liew
Title:	CEO

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